AMENDMENT NO. 1

TO

GLOBAL SECURITIES LENDING AGENCY AGREEMENT

This AMENDMENT NO. 1 TO GLOBAL SECURITIES LENDING AGENCY AGREEMENT, dated as of April 24, 2023 is made between CITIBANK, N.A., a national bank- ing organization (the "Agent") and VICTORY PORTFOLIOS III (ACTING, ON BEHALF OF ITS RESPECTIVE SERIES PORTFOLIOS, INDIVIDUALLY AND NOT JOINTLY ("Lend- er").

WHEREAS, Agent and USAA Mutual Funds Trust (a Delaware statutory trust, acting solely in respect of its series listed on Exhibit A thereto ("USAA Mutual") are parties to the Global Securities Lending Agency Agreement dated as of December 9, 2021 (the "GSLAA").

WHEREAS, USAA changed its name to the name of Lender, the evidence of which name change is attached hereto as Attachment 1.

WHEREAS Lender wishes to revise Fund names on GSLAA Exhibit A-List of Designat- ed Accounts, in particular to remove the word "USAA" from one or more of the funds with "USAA" in its name.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.Exhibits

GSLAA Exhibit A is hereby deleted in its entirety and replaced with the revised Exhibit A dated as of April 24, 2023, attached hereto.

Attachment 1, evidence of the USAA Mutual's name to that of Lender, is hereby made part of this Amendment.

2.Miscellaneous.

(a)Each Lender whose name has changed in Exhibit A states that its legal organiza- tion has not changed in any way.

(b)This Amendment is governed by the laws of the State of New York.

(c)Except as amended hereby, the GSLAA shall remain in full force and effect.

(d)This Amendment may be executed in counterpart, each of which is deemed an original, but all of which together constitutes one and the same instrument.

(e)GSLAA section 17 is incorporated herein as if fully set forth in this section 2.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date first written above.

CITIBANK, N.A., AGENT	VICTORY PORTFOLIOS III (ACTING, ON
BEHALF OF ITS RESPECTIVE SERIES
PORTFOLIOS, INDIVIDUALLY AND NOT
JOINTLY ("LENDER").
By: _/s/ John Bilello	By: /s/ Christopher Dyer

Name: John Bilello	Name: Christopher Dyer
Title: MD NAM Head of ASL	Title: President

Exhibit A to GSLAA Revised as of April 24, 2023

Between CITIBANK, N.A., as the Agent

and each Lender, identified below

Fund Name	GFCID	LEI	TAX ID

Victory 500 Index Fund	1008577354	5493002LH8V3HI6I7P64	74-2775187
Victory Aggressive Growth Fund	1000720611	549300U9NIRZ9WDFHV64	74-2461323
Victory Capital Growth Fund	1005474759	549300TY2LQD284D9T35	74-2968581
Victory Core Plus Intermediate Term Bond Fund	1024901374	5493002WB6DHNEK4HM51	74-2918627
Victory Cornerstone Aggressive Fund	1015555803	549300FK2YSKT5LX2R29	45-5208272
Victory Cornerstone Conservative Fund	1030060071	549300MH9XW7M0ZWBN87	45-5208174
Victory Cornerstone Equity Fund	1030060098	549300XGC2RDFOHG8M84	45-5206221
Victory Cornerstone Moderate Fund	1005476352	5493006AZSKLPR635S35	74-2753189
Victory Cornerstone Moderately Aggressive Fund	1008720556	549300RN6ZYPTMPMQJ29	74-6326352
Victory Cornerstone Moderately Conservative Fund	1015555838	549300PX92BOQGUXP851	45-5208425
Victory Emerging Markets Fund	1017762296	549300QVU13OKCKSH254	74-2720386
Victory Extended Market Index Fund	1029121849	549300GQKW5HQZTCH131	74-2968576
Victory Global Equity Income Fund	1027947405	549300G0456X1I3EOT54	47-4212030
Victory Global Managed Volatility Fund	1010142098	5493006MTEN1HWRZHP13	26-2750217
Victory Government Securities Fund	1014009686	549300M4WZNU0BPCZE64	74-2586869
Victory Growth & Income Fund	1005476336	549300HO2ZYTLNVEOP20	74-2665592
Victory Growth and Tax Strategy Fund	1030060101	54930086DOE05D3CVR93	74-6366271
Victory Growth Fund	1030074773	5493002BRBIU3NVKKE62	74-2461307
Victory High Income Fund	1014073163	549300YX3N277LJWQZ46	74-2918626
Victory Income Fund	1014019118	549300L6H18DOSG0F641	74-2461312
Victory Income Stock Fund	1005463994	549300Z0UHMDLT5QWV75	74-2461326
Victory International Fund	1014019479	549300U2K802QJ0KDM43	74-2505588
Victory Managed Allocation Fund	1017207519	549300NOVYJU8EGZZV44	27-1609913
Victory Nasdaq-100 Index Fund	1025368939	549300T6Q4B91544NR06	74-2968580
Victory Precious Metals and Minerals Fund	1005469712	54930094RTT4KG3I2H50	74-6326354
Victory Science and Technology Fund	1018253492	PB3SKW3PAFSC82EVGX20	74-2834074
Victory Short-Term Bond Fund	1001102326	549300H1VO6VGGS3TZ32	74-2665590
Victory Small Cap Stock Fund	1005476344	5493008FP53Q6LZ7P324	74-2918625
Victory Sustainable World Fund	1000720808	549300H8YU0U70O8CG61	74-2644299
Victory Target Managed Allocation Fund	1025555585	5493001Y7T79H1D82Q64	47-4217346
Victory Target Retirement 2030 Fund	1030060144	549300TCAV7S8MSBVB53	26-2750015
Victory Target Retirement 2040 Fund	1030060152	5493004WQDF2J9IG0X82	26-2750085
Victory Target Retirement 2050 Fund	1030060187	5493004XIFVCVGSBGK17	26-2750152
Victory Target Retirement 2060 Fund	1030060241	549300SIHTC00VCH1R53	46-2654330
Victory Target Retirement Income Fund	1030060128	549300TI4WOBPIG65291	26-2749729
Victory Ultra Short-Term Bond Fund	1011429307	549300P1NJ5UMBQKCB83	27-3522784
Victory Value Fund	1005474783	549300F9D3M2P19RXS81	74-3006288

[signature page follows]

CITIBANK, N.A., AGENT	VICTORY PORTFOLIOS III (ACTING,
ON BEHALF OF ITS RESPECTIVE SE-
RIES PORTFOLIOS, INDIVIDUALLY
AND NOT JOINTLY ("LENDER")
By:	By:
Name:	Name:
Title:	Title:

Schedule 1 —Evidence of Lender's Name Change —

to

AMENDMENT NO. 1

TO

GLOBAL SECURITIES LENDING AGENCY AGREEMENT

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